Exhibit 99.1

For Immediate Release

Contact:	Bernard J. Kilkelly
Vice President, Investor Relations
Phone :	212-303-4349
E-mail:	bernie-kilkelly@dlfi.com
Delphi Financial Reports 15% Increase in Second Quarter 2007 Operating EPS to $0.82;
Net Income per Share Reaches $0.83
Wilmington, Delaware – July 24, 2007 – Delphi Financial Group, Inc. (NYSE: DFG) announced today that its net income in the second quarter of 2007 was $42.9 million or $0.83 per share, compared to $32.9 million or $0.65 per share in the second quarter of 2006. Net income for the first half of 2007 was $82.1 million or $1.59 per share, compared with net income in the first half of 2006 of $65.7 million or $1.29 per share.
Operating earnings (1) in the second quarter of 2007 increased 18% to $42.3 million from $36.0 million in the second quarter of 2006, while operating earnings per share rose 15% to $0.82 from $0.71. Operating earnings for the first half of 2007 increased 19% to $83.2 million from $69.7 million in the first half of 2006, while operating earnings per share grew 18% to $1.61 from $1.37. Annualized operating return on beginning equity (2) in the second quarter of 2007 was 14.8%, up from 13.9% in the second quarter of 2006.
Core group employee benefit premiums in the second quarter of 2007 rose 16% over the prior year quarter to a record $310 million. This growth was driven by a 20% increase in group disability premiums and a 17% increase in group life premiums at Delphi’s Reliance Standard Life subsidiary. The group employee benefit combined ratio in the second quarter of 2007 was 92.4%, unchanged from the second quarter of 2006 and down from 93.2% for the full year 2006.
Robert Rosenkranz, Chairman and Chief Executive Officer, commented, “Delphi Financial achieved strong growth in the second quarter both in premiums and, more importantly, on the bottom line. Our underwriting margins continue to improve as we benefit from Reliance Standard’s pricing discipline and the continuing firm market for Safety National’s excess workers’ compensation insurance. We achieved sharply higher new production at Reliance Standard in part due to continued growth in sales of voluntary products, including RSL BasicCare, our new limited benefit health insurance product.”
Mr. Rosenkranz continued, “We remain confident about our growth prospects for the remainder of 2007 and beyond based on the positive outlook for our insurance businesses and our strong financial position, which gives us excellent financial flexibility to capitalize on attractive growth opportunities. Delphi’s solid balance sheet and conservative capital structure continued to receive increased recognition in the second quarter from the rating agencies. This recognition helped us successfully execute a $175 million hybrid securities offering in May.”

Delphi Financial Reports 15% Increase in Second Quarter 2007 Operating EPS to $0.82	Page 2
Delphi’s net investment income in the second quarter of 2007 rose 14% to $69.1 million, driven by 15% growth in invested assets, which reached $4.7 billion at June 30, 2007. The tax equivalent yield on the Company’s investment portfolio in the second quarter of 2007 was 6.3%, unchanged from the second quarter of 2006. Delphi’s book value per share before accumulated other comprehensive income or loss(3) was $23.46 at June 30, 2007, compared with $23.35 at December 31, 2006.
Conference Call
On July 25, 2007 at 11:00 AM (Eastern time), Delphi will broadcast the Company’s second quarter 2007 earnings teleconference live on the Internet, hosted by Robert Rosenkranz, Chairman and Chief Executive Officer. Investors can access the broadcast at www.delphifin.com by clicking on the webcast icon on the home page. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. The online replay will be available on Delphi’s website for one week beginning at approximately 1:00 PM (Eastern time) on July 25, 2007. Investors can also download Delphi’s second quarter 2007 statistical supplement from the Company’s website at www.delphifin.com.
In connection with, and because it desires to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statements made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as “expects,” “believes,” “anticipates,” “intends,” “judgment,” “outlook” or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi’s control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, changes in accounting rules and interpretations thereof, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to Delphi’s business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in Delphi’s investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of Delphi and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Delphi disclaims any obligation to update forward-looking information.

Delphi Financial Reports 15% Increase in Second Quarter 2007 Operating EPS to $0.82	Page 3
Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related insurance coverages: group life, long-term and short-term disability, excess workers’ compensation for self-insured employers, travel accident, dental and limited benefit health insurance. Delphi’s asset accumulation business emphasizes individual fixed annuity products. Delphi’s common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.
(1) Operating earnings, which is a non-GAAP financial measure, consist of income from continuing operations excluding after-tax realized investment gains and losses, and the loss on redemption of junior subordinated deferrable interest debentures, as applicable. After-tax net realized investment gains (losses) were $0.6 million and $(0.2) million, or $0.01 per share and $0.00 per share, for the second quarter of 2007 and 2006, respectively, and $0.4 million and $(1.0) million, or $0.01 per share and $(0.02) for the first half of 2007 and 2006, respectively. The after-tax loss on redemption of the 9.31% junior subordinated deferrable interest debentures underlying the 9.31% Capital Securities, Series A of Delphi Funding L.L.C., which occurred in the first quarter of 2007, was $1.4 million, or $0.03 per share for the first half of 2007. After-tax losses from discontinued operations were $0 and $2.9 million, or $0.00 per share and $0.06 per share, for the second quarter of 2007 and 2006, respectively, and $0 and $2.9 million, or $0.00 and $0.06, per share for the first half of 2007 and 2006, respectively. The Company believes that because realized investment gains and losses, redemption of junior subordinated deferrable interest debentures, and discontinued operations arise from events that, to a significant extent, are within management’s discretion and can fluctuate significantly, thus distorting comparisons between periods, a measure excluding their impact is useful in analyzing the Company’s operating trends. Redemption of junior subordinated deferrable interest debentures occur based on management’s decision to exercise its ability to redeem the outstanding debentures. Investment gains or losses may be realized based on management’s decision to dispose of an investment, and investment losses may be realized based on management’s judgment that a decline in the market value of an investment is other than temporary. Discontinued operations occur based on management’s decision to exit or sell a particular business. Thus, realized investment gains and losses, losses on redemption of junior subordinated deferrable interest debentures and results from discontinued operations are not reflective of the Company’s ongoing earnings capacity, and trends in the earnings of the Company’s underlying insurance operations can be more clearly identified without the effects of these items. For these reasons, management uses the measure of operating earnings to assess performance and make operating plans and decisions, and analysts and investors typically utilize measures of this type when evaluating the financial performance of insurers. However, gains and losses of these types, particularly as to investments, occur frequently and should not be considered as nonrecurring items. Further, operating earnings should not be considered a substitute for net income, the most directly comparable GAAP measure, as an indication of the Company’s overall financial performance and may not be calculated in the same manner as similarly titled captions in other companies’ financial statements. All per share amounts are on a diluted basis.
(2) Annualized operating return on beginning equity, which is a non-GAAP financial measure, is based on operating earnings as defined in footnote (1) above divided by beginning shareholders’ equity. The Company believes that this non-GAAP measure is useful in analyzing the Company’s operating trends.
(3) Diluted book value per share before accumulated other comprehensive income or loss, which is a non-GAAP financial measure, is based on shareholders’ equity excluding the effect of accumulated other comprehensive income or loss. The Company believes that, because accumulated other comprehensive income or loss fluctuates from period to period primarily due to changes in the value of its assets resulting from variations in market interest rates, while the values of its liabilities are not similarly marked to market under GAAP, this non-GAAP measure is useful in analyzing the Company’s operating trends.
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DELPHI FINANCIAL GROUP, INC.
Non-GAAP Financial Measures
Reconciliation to GAAP
(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	6/30/2007	6/30/2006	6/30/2007	6/30/2006
Income Statement Data

Operating earnings (Non-GAAP measure)	$42,305	$36,015	$83,172	$69,660
Net realized investment gains (losses), net of taxes	609	(191)	361	(1,004)
Loss on redemption of junior subordinated deferrable interest debentures, net of taxes	—	—	(1,425)	—

Income from continuing operations	42,914	35,824	82,108	68,656
Discontinued operations, net of taxes	—	(2,923)	—	(2,933)

Net income (GAAP measure)	$42,914	$32,901	$82,108	$65,723

Diluted results per share of common stock:
Operating earnings (Non-GAAP measure)	$0.82	$0.71	$1.61	$1.37
Net realized investment gains (losses), net of taxes	0.01	—	0.01	(0.02)
Loss on redemption of junior subordinated deferrable interest debentures, net of taxes	—	—	(0.03)	—

Income from continuing operations	0.83	0.71	1.59	1.35
Discontinued operations, net of taxes	—	(0.06)	—	(0.06)

Net income (GAAP measure)	$0.83	$0.65	$1.59	$1.29

Balance Sheet Data			6/30/2007	12/31/2006

Shareholders’ equity, excluding accumulated other comprehensive (loss) income			$1,166,837	$1,155,675
Add: Accumulated other comprehensive (loss) income			(24,337)	19,133

Shareholders’ equity (GAAP measure)			$1,142,500	$1,174,808

Diluted book value per share of common stock, excluding accumulated other comprehensive (loss) income (Non-GAAP measure)			$23.46	$23.35
Add: Accumulated other comprehensive (loss) income			(0.44)	0.35

Diluted book value per share of common stock (GAAP measure)			$23.02	$23.70

Please see note 1 of the press release for a discussion regarding the usefulness of the non-GAAP financial measure “operating earnings.” The Company believes that the non-GAAP financial measure “diluted book value per share excluding accumulated other comprehensive (loss) income” provides useful supplemental information because accumulated other comprehensive (loss) income fluctuates from period to period primarily due to changes in the value of its assets resulting from variations in market interest rates, while the values of its liabilities are not similarly marked to market under GAAP.

DELPHI FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	6/30/2007	6/30/2006	6/30/2007	06/30/2006
Revenue:
Premium and fee income	$324,337	$280,270	646,584	$543,229
Net investment income	69,107	60,786	140,410	119,815
Net realized investment gains (losses)	937	(294)	555	(1,545)
Loss on redemption of junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities issued by unconsolidated subsidiaries	—	—	(2,192)	—

	394,381	340,762	785,357	661,499

Benefits and expenses:
Benefits, claims and interest credited to policyholders	235,483	204,021	473,695	395,639
Commissions and expenses	90,814	78,879	181,365	154,640

	326,297	282,900	655,060	550,279

Operating income	68,084	57,862	130,297	111,220

Interest expense:
Corporate debt	4,591	5,093	9,645	9,779
Junior subordinated debentures	1,406	—	1,406	—
Junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities issued by unconsolidated subsidiaries	479	1,297	1,763	2,568
Income tax expense	18,694	15,648	35,375	30,217

Income from continuing operations	42,914	35,824	82,108	68,656

Discontinued operations, net of taxes	—	(2,923)	—	(2,933)

Net income	$42,914	$32,901	$82,108	$65,723

Basic results per share of common stock:
Income from continuing operations	$0.85	$0.72	$1.63	$1.39
Discontinued operations	—	(0.06)	—	(0.06)
Net income	$0.85	$0.66	$1.63	$1.33

Weighted average shares outstanding	50,441	49,462	50,309	49,471

Diluted results per share of common stock:
Income from continuing operations	$0.83	$0.71	$1.59	$1.35
Discontinued operations	—	(0.06)	—	(0.06)
Net income	$0.83	$0.65	$1.59	$1.29

Weighted average shares outstanding	51,734	50,722	51,601	50,773

Dividends paid per share of common stock	$0.09	$0.08	$0.17	$0.15

DELPHI FINANCIAL GROUP, INC.
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	06/30/2007	12/31/2006
Assets:
Investments:
Fixed maturity securities, available for sale	$3,562,062	$3,377,578
Short-term investments	226,592	400,239
Other investments	874,517	705,563

	4,663,171	4,483,380

Cash	53,384	48,204
Cost of business acquired	162,194	267,920
Reinsurance receivables	417,347	410,593
Goodwill	93,929	93,929
Other assets	263,908	251,975
Assets held in separate account	122,320	114,474

Total assets	$5,776,253	$5,670,475

Liabilities and Shareholders’ Equity:
Policy liabilities and accruals	$2,264,777	$2,107,644
Policyholder account balances	1,096,835	1,119,218
Corporate debt	143,750	263,750
Junior subordinated debentures	175,000	—
Junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities issued by unconsolidated subsidiaries	20,619	59,762
Other liabilities and policyholder funds	810,452	830,819
Liabilities related to separate account	122,320	114,474

Total liabilities	4,633,753	4,495,667

Shareholders’ equity:
Class A Common Stock	486	480
Class B Common Stock	55	57
Additional paid-in capital	494,716	474,722
Accumulated other comprehensive (loss) income	(24,337)	19,133
Retained earnings	754,550	763,386
Treasury stock, at cost	(82,970)	(82,970)

	1,142,500	1,174,808

Total liabilities and shareholders’ equity	$5,776,253	$5,670,475

DELPHI FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Six Months Ended
	6/30/2007	6/30/2006
Operating activities:
Net income	$82,108	$65,723
Adjustments to reconcile net income to net cash provided by operating activities:
Change in policy liabilities and policyholder accounts	153,073	90,667
Net change in reinsurance receivables and payables	(11,492)	15,233
Amortization, principally the cost of business acquired and investments	40,549	32,861
Deferred costs of business acquired	(53,659)	(49,607)
Net realized losses on investments	(555)	1,545
Net change in federal income tax liability	9,267	11,034
Other	(38,188)	(18,313)

Net cash provided by operating activities	181,103	149,143

Investing activities:
Purchases of investments and loans made	(665,152)	(711,078)
Sales of investments and receipts from repayment of loans	249,879	481,740
Maturities of investments	73,720	97,393
Net change in short-term investments	173,647	(109,554)
Change in deposit in separate account	(330)	217

Net cash used by investing activities	(168,236)	(241,282)

Financing activities:
Deposits to policyholder accounts	55,642	148,809
Withdrawals from policyholder accounts	(82,476)	(63,290)
Borrowings under revolving credit facility	38,000	29,000
Principal payments under revolving credit facility	(158,000)	(2,000)
Proceeds from the issuance of junior subordinated debentures	172,309	—
Redemption of junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities issued by unconsolidated subsidiaries	(37,728)	—
Other financing activities	4,566	(13,129)

Net cash (used) provided by financing activities	(7,687)	99,390

Increase in cash	5,180	7,251
Cash at beginning of period	48,204	28,493

Cash at end of period	$53,384	$35,744